EXHIBIT 10.39

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT dated as of June 30, 2001 (the “Modification”) is entered into among BOGEN COMMUNICATIONS INTERNATIONAL, INC. and BOGEN COMMUNICATIONS, INC., each a Delaware Corporation (singly, a “Borrower” or collectively, the “Borrowers”) and KEYBANK NATIONAL ASSOCIATION (“Key”) both in its individual capacity and, as Agent for the “Banks” [as that term is defined in a “Credit Agreement” dated as of April 21, 1998 between the Borrowers, the Banks and Key (the “Credit Agreement”)].

R E C I T A L S

A.            The Borrowers and Key have negotiated and agreed to modify certain of the terms of the Credit Agreement, the Loan Documents, the Acquisition Sublimit and the Working Capital Sublimit (as each of those terms are defined in the Credit Agreement).

In consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS.

(a)           Except as otherwise defined herein, capitalized terms used in this Modification shall have those meanings set forth in the Credit Agreement.

(b)           The following definition set forth in the Credit Agreement are modified as follows:

Loan Documents means the Credit Agreement, the Notes, the Guaranty, the L/C Applications, the Collateral Documents and this Modification.

Working Capital Sublimit means Five Million and NO/100ths ($5,000,000.00) Dollars.

Termination Date means the earlier to occur of (a) June 30, 2002, or such later date to which the Termination Date may be extended at the request of the Borrowers and with the consent of each Bank, or (b) such other date on which the Commitment shall terminate pursuant to Sections 6 or 12.

2.             WARRANTIES.  The Borrowers warrant to the Agent and the Banks that:

(a)           Each of the warranties set forth at Sections 9.1, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.17, 9.18 and 9.19 are renewed and made contemporaneous with the execution of this Modification.

(b)           Any Schedules to the Credit Agreement which have not been replaced by Schedules attached to this Modification, may be relied upon by the Banks and the Agent.

(c)           The Borrowers and Guarantors warrant and certify to the Agent and the Banks that:

(i)            The full amount of principal now owing on the Acquisition Sublimit is Zero ($0.00) Dollars.

(ii)           The full amount of principal now outstanding on the Working Capital Sublimit is Zero ($0.00) Dollars and there are presently Letters of Credit outstanding under the Working Capital Sublimit having aggregate Stated Amounts of Six Hundred Thousand and NO/100ths ($600,000.00) Dollars.

(iii)          There are no defenses, counterclaims, cross or other claims, demands or any offsets of any nature whatsoever which can be asserted to (1) reduce or eliminate all or any part of any liability under either of the Notes or (2) seek affirmative relief or damages from the Agent or the Banks.

(iv)          All of the provisions of the Loan Documents are in full force and effect.

(v)           Any and all liens and security interests held by the Agent are in full force and effect and there are no defenses to said liens and security interests.

(vi)          Neither of the Borrowers nor any Guarantor have (1) filed a petition seeking relief under any provision of any bankruptcy, reorganization, arrangement or dissolution law of any jurisdiction, (2) made any assignments for the benefit of creditors, (3) had a receiver, custodian, liquidator, trustee appointed by court order or (4) failed to pay or admitted in writing an inability to pay, debts generally as they become due.

3.             MODIFICATIONS TO CREDIT AGREEMENT.  In addition to the modifications to the DEFINITIONS set forth in SECTION 1 of the Credit Agreement, the Credit Agreement is further modified as follows:

(a)           Borrowers and the Agent have agreed pursuant to the provisions of Section 6.1 of the Credit Agreement that the Borrowers have requested and the Agent and the Banks have agreed that the Working Capital Sublimit is reduced from Seven Million and NO/100ths ($7,000,000.00) Dollars to Five Million and NO/100ths ($5,000,000.00) Dollars.

(b)           The Facility Fee set forth at Section 5.1 is reduced from Sixty Seven Thousand Five Hundred and NO/100ths ($67,500.00) Dollars to Twelve Thousand Five Hundred and NO/100ths ($12,500.00) Dollars and said reduced amount shall be payable on the date of execution of this document.

(c)           A new Section 5.4 is added to the Credit Agreement:

“5.4             Reactivation Fee.    Should the Agent permit a Loan or Loans under the Acquisition Sublimit, the Borrowers will pay a fee (the “Reactivation Fee”) on the date of funding of such borrowing in an amount computed by multiplying the amount of such borrowing by thirty one hundredths of one percent (0.3%) percent.”

(d)           Compliance by the Borrowers with the provisions of Sections 10.6.1, 10.6.2, 10.6.3 and 10.6.4 is waived.

(e)           A new subitem (8) is added to item (c) at Section 10.10 as follows:

“and (8) any other conditions for such purchase or other acquisition established by the Banks or the Agent have been fully satisfied.”

By adding this subitem, it is the intent of the parties that Borrowers may submit requests for approval of acquisitions and for funding under the Acquisition Sublimit however, in considering any request, the Agent and the Banks may apply such criteria to said request, including, inter alia, the conditions and criteria set forth in the Credit Agreement, as the Agent and the Banks may determine to be appropriate and the Borrowers acknowledge that the criteria for any such borrowing may be materially different than the criteria set forth in the Credit Agreement.

(f)            The parties hereto have annexed to this Modification Schedules 9.8, 10.8, 12.1.11A and 12.1.11B as replacements for the referenced Schedules attached to the Credit Agreement.

4.             AFFIRMATION OF LOAN DOCUMENTS.  The Borrowers and the Guarantors hereby covenant and agree that all of the promises made in this Modification and in the other Loan Documents, except to the extent the same have been modified by this Modification, are in all respects valid and binding promises of the parties making the same, enforceable in accordance with their terms.

5.             CONFLICT RESOLUTION.   The Borrowers and the Guarantors hereby agree that should there be a conflict between the terms of this Modification and any of the other Loan Documents, the provisions of this Modification shall prevail.

6.             AFFIRMATION OF LIENS AND SECURITY INTERESTS.  The Borrowers and the Guarantors hereby covenant and agree that the liens and security interests granted to the Agent and the Banks pursuant to the Collateral Documents shall continue to remain in full force and effect and shall also continue as collateral for all of the obligations of the Borrowers under the Loan Documents.

7.             AFFIRMATION OF GUARANTYS.  The Guarantors affirm their obligations as guarantors of payment.

8.             AMENDMENT.  This Agreement may not be changed or modified orally but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

9.             ENTIRE AGREEMENT.   This Agreement constitutes the complete agreement of the parties with respect to the subject matter referred to herein and supercedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto all of which have been merged and finely integrated into this Agreement.  Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be permitted to offer or to introduce any oral evidence concerning any oral promises or oral agreements between the parties relating to the subject matter of this Modification not included or referred to herein and not reflected by a writing.

10.           GOVERNING LAW.  This Modification shall be construed in accordance with the Laws of the State of New York.

                IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day, month and year first above written.

BOGEN COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Maureen A. Flotard
Name: Maureen A. Flotard
Title: Chief Financial Officer

BOGEN COMMUNICATIONS, INC.

By:	/s/ Maureen A. Flotard
Name: Maureen A. Flotard
Title: Chief Financial Officer

BOGEN CORPORATION

By:	/s/ Maureen A. Flotard
Name: Maureen A. Flotard
Title: Chief Financial Officer

APOGEE SOUND INTERNATIONAL, LLC

By:	/s/ Maureen A. Flotard
Name: Maureen A. Flotard
Title: Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION

By:	/s/ William B. Palmer
Name: William B. Palmer
Title: Vice President

STATE OF NEW JERSEY

COUNTY OF BERGEN        ss:

On the 17th day of August in the year 2001 before me, the undersigned, a notary public in and for said state, personally appeared Maureen A. Flotard, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

/s/ Constance H. Farrell
NOTARY PUBLIC

STATE OF NEW YORK

COUNTY OF ALBANY      ss:

On the  21st day of August in the year 2001 before me, the undersigned, a notary public in and for said state, personally appeared William B. Palmer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

/s/ Jill L. Nasko
NOTARY PUBLIC